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                                                                   Exhibit 10.19

                               Terms Annex 2002-A


     This Terms Annex 2002-A forms a part of the Master Repurchase Agreement dated as of March 20, 2002 (the "Repurchase Agreement") between LIQUID FUNDING, LTD. ("Buyer") and LNR CMBS HOLDINGS CORP. (the "Seller"). This Terms Annex 2002-A shall apply to Transactions in which Liquid Funding, Ltd. is the Buyer of certain subordinated commercial mortgage-backed securities ("CMBS") issued by securitization trusts (each a "Trust") with respect to pools of commercial mortgage loans, which pools qualify under sections 860A through 860G of the Internal Revenue Code as real estate mortgage investment conduits ("REMIC"), from Seller in accordance with the terms described below (each, a "CMBS Transaction"). For the avoidance of doubt, all CMBS Transactions between Seller and Buyer will be subject to the Repurchase Agreement, Annex I, Annex I-A, and if so specified in the confirmation under the Repurchase Agreement, this Terms Annex 2002-A (collectively, the "Agreement") and each Purchased CMBS shall constitute a Purchased Security under this Agreement. Each CMBS Transaction shall constitute a sale by Seller to Buyer of the related CMBS. Capitalized terms used but not defined in this Terms Annex 2002-A shall have the meanings ascribed to them in the Repurchase Agreement, Annex I or Annex I-A, as applicable.


     1.   Determination of Pricing Rate and Payment of Price Differential

          (a) The Pricing Rate for each Transaction will be LIBOR plus the Relevant Spread and will be reset on each Reset Date.

          (b) All accrued Price Differential incurred in connection with each Transaction in each calendar month will be due and payable to Buyer on the Reset Date following each month end.

     2. Determination of Purchase Price, Margin Ratio, Margin Excess Amount and Margin Deficit Amount

          (a) The Purchase Price shall be determined separately for all Purchased Securities within a Ratings Category based on the Purchase Price set forth in the Applicable Table which corresponds to the Ratings Category for such Purchased Securities.

          (b) The Buyer's Margin Ratio shall be determined separately for each Ratings Category based on the "Buyer's Margin Ratio" set forth in the Applicable Table corresponding to such Ratings Category.

          (c) If there is no Applicable Table, either because the Purchased Securities have been issued by fewer than five Trusts or because the Diversity Percentage exceeds

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     25%, then the Purchase Price and Buyer's Margin Ratio will be determined by
     Buyer in its sole discretion.

     (d) Margin Excess Amounts and Margin Deficit Amounts shall each be determined separately for each Ratings Category and then aggregated.

3.   Purchase Fee

     In connection with each Transaction, the Seller will pay the Buyer, in lieu of a portion of the Pricing Rate, an amount upfront on the date of purchase equal to the sum of the following: (a) the product of 1.14% multiplied by that amount of the Purchase Price for the Transaction which is less than or equal to PPF, plus (b) the product of 1.50% multiplied by that amount of the Purchase Price for the Transaction which is greater than PPF. For purposes of calculating the Purchase Fee, PPF shall be determined as follows:

          PPF = $100,000,000 - APP, provided PPF shall never be less than 0, and where APP is the combined aggregate amount of Purchase Prices paid by Buyer with respect to all Transactions under both Terms Annex 2002-A and Terms Annex 2002-B which have been entered into prior to the Transaction for which the Purchase Fee is being calculated. Provided, however, that the foregoing fee shall not be payable in connection with any repricing pursuant to Section 6 below or any substitution of securities permitted under the Agreement.

4.   Change in Ratings Category of Purchased Securities

     (a) If the rating on a particular Purchased Security is upgraded and such upgrade results in a change in the Ratings Category of such Purchased Security, then, at Seller's written request, the resulting change in the Purchase Price and the Buyer's Margin Ratio of such Purchased Security shall be effected on the first Business Day following Buyer's receipt of such request.

     (b) If the rating on a particular Purchased Security is downgraded and such downgrade results in a change in the Ratings Category of such Purchased Security, then the resulting change in the Purchase Price and the Buyer's Margin Ratio of such Purchased Security shall be effected automatically on the first Business Day after the date on which Buyer becomes aware of such downgrade.

     (c) If the rating on a particular Purchased Security is upgraded or downgraded and such upgrade or downgrade results in a change in the Ratings Category of such Purchased Security, then the resulting change in the Pricing Rate of such Purchased Security shall be effected automatically on the first Reset Date after the date of such upgrade or downgrade.

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5.   Change of Applicable Tables

     If a change in the number of Trusts included in the Purchased Securities or an increase or decrease of the Diversity Percentage rating causes a different Applicable Table to apply, then the resulting change in the Purchase Price and the Buyer's Margin Ratio of the applicable Purchased Securities shall be effected automatically on the first Business Day after the date on which Buyer becomes aware of such change.

6.   Repricing

     If the Purchase Price of a Purchased Security is to be changed pursuant to the terms hereof, then as of the date on which such Purchase Price is to be changed (each, a "Repricing Date"), (i) the Repurchase Date with respect to the applicable Purchased Security will be accelerated automatically to the Repricing Date, (ii) the Repurchase Price and any other amounts owed by Seller with respect to such Transaction (excluding accrued Price Differential not yet due) shall be due and payable, (iii) Buyer shall be obligated to purchase such Purchased Security as a new Transaction at the new Purchase Price, and (iv) the amounts owing pursuant to subparagraphs
     (ii) and (iii) of this Section 6 shall be offset and any net amount shall be due and payable by Buyer or Seller, as applicable.

7.   Early Termination of Transactions

     Seller may elect to terminate any Transaction and repurchase Purchased Securities from Buyer on five Business Days' notice by paying a termination fee (the "Exit Fee") calculated as follows: the sum of (a) the product of
     (i) the Repurchase Price, multiplied by (ii) 2.0%, if the time remaining to the scheduled Repurchase Date is greater than 48 months, 1.75% if the time remaining to the scheduled Repurchase Date is greater than 42 months and less than or equal to 48 months, 1.50% if the time remaining to the scheduled Repurchase Date is greater than 36 months and less than or equal to 42 months, 1.25% if the time remaining to the scheduled Repurchase Date is greater than 24 months and less than or equal to 36 months, 1.00% if the time remaining to the scheduled Repurchase Date is greater than 12 months and less than or equal to 24 months, or the product of 0.0833% and the number of whole and partial months remaining to the Repurchase Date if the time remaining to the scheduled Repurchase Date is less than or equal to 12 months plus (b) any costs, losses, damages or fees incurred in connection with any hedge entered into or unwound by Buyer in contemplation of such termination.

     The Seller shall pay the Exit Fee with respect to all Purchased Securities transferred to Seller on any such Repurchase Date that precedes the Termination Date with respect to such Purchased Securities. The acceleration of such Repurchase Date for any reason shall not excuse Seller from paying the Exit Fee, except if such acceleration results from (i) an Event of Default where the Buyer is

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     the defaulting party or (ii) the occurrence of an Enforcement Event. No
     Exit Fee shall be payable upon (i) a repricing pursuant to Section 6 of this Terms Annex or (ii) a substitution of securities as permitted under the Agreement, provided that the Exit Fee shall be payable to Buyer upon any termination resulting from Buyer's election to not accept a substitution of securities.

8.   Control

     (a) Seller acknowledges that Buyer will not enter into a Transaction with respect to a Purchased Security in a Ratings Category lower than Ba3/BB-/BB- unless Seller or an affiliate thereof has Affirmative Control or Contiguous Affirmative Control with respect to such Purchased Security (each such affiliate, a "Control Affiliate"). Seller shall deliver to Buyer no later than the Purchase Date for the relevant Purchased Security such documentation as Buyer may reasonably request to effect or confirm Buyer's right to exercise Affirmative Control or Contiguous Affirmative Control with respect to such Purchased Security. Notwithstanding anything to the contrary herein, for so long as no Event of Default has occurred (which has not been cured to the satisfaction of the Buyer) with respect to Seller under the Agreement, and any other agreement between Seller and Buyer or any agreement between a Control Affiliate and Buyer with respect to the granting to Buyer of Contiguous Affirmative Control, Buyer grants Seller or the applicable Control Affiliate, a license to exercise Affirmative Control or Contiguous Affirmative Control with respect to the Purchased Securities and pursuant to such license Seller or such Control Affiliate, shall have the sole and exclusive right to exercise Affirmative Control or Contiguous Affirmative Control. Immediately upon notice by the Buyer to Seller of the occurrence of an Event of Default with respect to Seller or such Control Affiliate, the foregoing license shall terminate automatically, and all rights of Affirmative Control or Contiguous Affirmative Control shall automatically re-vest in Buyer until such time, if any, as such Event of Default is waived by Buyer in its sole discretion by written notice to Seller. Buyer and Seller and if applicable, a Control Affiliate, shall enter into such agreements, give such notices and obtain such acknowledgements as may be necessary or desirable for Seller or such Control Affiliate to have the right to exercise Affirmative Control or Contiguous Affirmative Control prior to the occurrence of any Event of Default and for Buyer to have the right to exercise Affirmative Control or Contiguous Affirmative Control, as applicable, upon the occurrence of such Event of Default on a Trust by Trust basis. This Paragraph 8(a) shall survive any transfer by Buyer of an interest in (including by way of pledge, sale, hypothecation, repurchase agreement or other means) the Purchased Securities and shall be binding on any transferee of the Purchased Securities and Buyer shall notify any purchaser of the Purchased Securities of this provision to the extent such transferee would otherwise have such rights. Seller shall indemnify and hold Buyer harmless from and against any and all losses, damages, liabilities, obligations, penalties, judgments and awards arising from or related to claims, and to pay, on demand, all direct and indirect costs, liabilities and damages incurred by Buyer (including, without limitation, costs of collection,

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         reasonable third-party attorneys' fees, court costs and other expenses arising from or related to the foregoing, but excluding any actual or alleged diminution in the Market Value of any of the Purchased Securities) in connection with any action or failure to take action by Seller or any Control Affiliate with respect to the foregoing license of Affirmative Control or Contiguous Affirmative Control ("Control Costs"). In each case, whether or not demand has been made therefor, Buyer may, in its sole discretion, treat the Control Costs as a Margin Deficit. This indemnity shall survive the termination of this Agreement.

         (b) If at any time during this Agreement, subject only to the license described in paragraph 8(a) above, Buyer does not have Affirmative Control or Contiguous Affirmative Control with respect to any Transaction relating to a Purchased Security in a Ratings Category lower than Ba3/BB-/BB-, then (i) Buyer shall have the right to cancel such Transaction and (ii) Seller agrees to pay to Buyer within five Business Days of notice (which date shall constitute a Repurchase Date) any Purchase Price paid by Buyer plus any accrued Price Differential plus any costs, losses, damages or fees incurred in connection with any hedge entered into or unwound by Buyer as a result of such cancellation.

         (c) Seller may not exercise its right to terminate any Transaction and repurchase Purchased Securities pursuant to Section 7 of this Terms Annex with respect to Purchased Securities that are required by Seller for it to exercise Affirmative Control with respect to a Trust unless
         (i) Seller or a Control Affiliate provides to Buyer Affirmative Control or Contiguous Affirmative Control with respect to such Trust at the time of such repurchase (subject to any license from the Buyer to the Seller or a Control Affiliate to exercise Affirmative Control or Contiguous Affirmative Control pursuant to Paragraph 8(a)) or (ii) Seller also so accelerates with respect to all Purchased Securities issued by such Trust in a Rating Category lower than Ba3/BB-/BB-.

          (d) Seller shall cause each Control Affiliate which has Contiguous Affirmative Control of any Related Purchased Security, with respect to a Purchased Security in a Ratings Category lower than Ba3/BB-/BB-which are subject to a Transaction hereunder, to enter into an agreement with Buyer (subject only to the license described in Paragraph 8(a) above) providing to Buyer Contiguous Affirmative Control with respect to such Purchased Security and agreeing to provide to Buyer information with respect to the Related Purchase Security as required to be provided by Seller to Buyer with respect to Purchased Securities pursuant to Paragraph 10 of Annex I-A.

 9.      Certain Definitions

         "Affirmative Control" shall mean, with respect to any Purchased Security, the ability to exercise the rights of the Controlling Class (by whatever name denominated in the documents governing the applicable Trust) with respect to the

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          Trust which issued such Purchased Securities or otherwise to direct, approve or consent to or vote on specified actions to be taken with respect to the underlying commercial mortgage loans or the applicable Trusts, or, if such Trust does not provide for a Controlling Class, to appoint, retain or remove the Trust's special servicer, such ability to be exercisable without interruption, regardless of any change in the Controlling Class or future reductions in the principal balance of the securities issued by the Trust.

          "Applicable Table" shall mean "Table II" during any time period in which the Purchased Securities have been issued by more than eight Trusts and the Diversity Percentage does not exceed 15% or, if Table II is not applicable, then "Table I" during any time period in which the Purchased Securities have been issued by five or more Trusts and the Diversity Percentage does not exceed 25%.

          "Contiguous Affirmative Control" shall mean, with respect to any Purchased Securities, the ability of the holder of Related Purchased Securities to exercise Affirmative Control, without interruption, regardless of any change in the Controlling Class or future reductions in the principal balance of the Related Purchased Securities, unless and until (i) only one Related Purchased Security remains outstanding and (ii) such Related Purchased Security no longer qualifies as the Controlling Class.

          "Controlling Class" shall mean, with respect to each Trust, the class of certificates issued by it that vests the holders in the aggregate of such certificates with the right to appoint, retain or remove the transaction's special servicer (and to otherwise exercise the rights of the controlling class, however denominated in the issuing Trust's governing documentation).

          "Diversity Percentage" shall mean (a) the Repurchase Price of all Purchased Security issued by the single Trust whose Purchased Securities have the highest aggregate Repurchase Price divided by (b) the Repurchase Price of all Purchased Securities.

          "LIBOR" shall mean the rate for deposits in U.S. Dollars for a period of one month as such rate appears on Telerate Page 3750 as of 11:00 a.m., London Time, on the day that is two "London Business Day" (meaning a day on which commercial banks are open for business in London) preceding a given Reset Date. If such rate does not appear on the Telerate Page 3750, the rate for that Reset Date shall be determined by reference to "USD-LIBOR-Reference Banks." "USD-LIBOR-Reference Banks" means, for purposes of this definition, the rates at which deposits in U.S. Dollars are offered by four reference banks selected by Buyer at approximately 11:00 a.m., London time, on the day that is two London Business Days preceding a given Reset Date to prime banks in the London interbank market for a period equal to one month commencing on that Reset Date and in a representative amount. Buyer shall request the principal London office of each of the reference banks to provide a quotation of its LIBOR rate. If at least

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          two such quotations are received, the rate for the Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are received, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City (selected by Buyer), at approximately 11:00 a.m. New York City time on that Reset Date, for loans in U.S. Dollars to leading European banks for a period of one month commencing on that Reset Date and in a representative amount.

          "Maximum Amount" shall equal $100,000,000.

          "Ratings Category" means the following groupings of ratings, each of which shall be a separate Ratings Category:

               (i)  Ba1/BB+/BB+ or above
              (ii)  Ba2/BB/BB
             (iii)  Ba3/BB-/BB-
              (iv)  B1/B+/B+
               (v)  B2/B/B
              (vi)  B3/B-/B-
             (vii)  Below B3/B-/B- or Not Rated

          The foregoing ratings are as published by Moody's Investors Service, Standard & Poor's Investors Service or Fitch Inc. (in that order) on Purchased Securities. If more than one rating agency rates the Purchased Securities, the lowest of the ratings shall set the Ratings Category. If either (i) no rating agency rates the Purchased Securities or (ii) any rating agency withdraws its rating of the Purchased Securities, the Ratings Category "Not Rated" shall apply.

          "Relevant Spread" means for each Purchased Security the applicable amount set forth below corresponding to the Ratings Category for such Purchased Security as of the Purchase Date and on each subsequent Reset Date:

          Ratings Category

             Ba1/BB+/BB+           1.50%
             or above
             Ba2/BB/BB             1.50%
             Ba3/BB-/BB-           1.50%
             B1/B+/B+              2.00%
             B2/B/B                2.00%
             B3/B-/B-              2.00%
             Below B3/B-/B- or     2.50%
             Not Rated

          "Related Purchased Securities" shall mean any CMBS issued by the issuing Trust that issued the Purchased Securities.

          "Reset Date" shall mean the date on which LIBOR is reset with respect to a Transaction, which date shall be the 15th day (or, if such day is not a Business

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          Day, the next following Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day) of each month or on such other date as Buyer may specify in the Confirmation in connection with such Transaction.

          "Termination Date" shall be that date which is five (5) calendar years from the date on which the first Transaction occurs under this Agreement.

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LIQUID FUNDING, LTD.               LNR CMBS HOLDINGS CORP.


BY: _______________________        BY:__________________________________
    Name:__________________           Name:_____________________________
    TITLE:_________________           TITLE:____________________________

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                                     Table I
                                 (5 to 7 Trusts)
                       (Maximum Diversity Percentage: 25%)


--------------------------------------------------------------------------------
 Ratings Category                      Purchase Price      Buyer's Margin Ratio
--------------------------------------------------------------------------------
 Ba1/BB+/BB+ or above                       60.0%                 70.0%
 Ba2/BB/BB
 Ba3/BB-/BB-
--------------------------------------------------------------------------------
 B1/B+/B+                                   45.0%                 55.0%
 B2/B/B
--------------------------------------------------------------------------------
 B3/B-/B-                                   33.0%                 43.0%
--------------------------------------------------------------------------------
 Below B3/B-/B- or Not Rated                20.0%                 30.0%
--------------------------------------------------------------------------------

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                                    Table II
                               (8 or More Trusts)
                       (Maximum Diversity Percentage: 15%)


--------------------------------------------------------------------------------
 Ratings Category                 Purchase Price          Buyer's Margin Ratio
--------------------------------------------------------------------------------
 Ba1/BB+/BB+ or above                65.0%                        75.0%
 Ba2/BB/BB
 Ba3/BB-/BB-
--------------------------------------------------------------------------------
 B1/B+/B+                            50.0%                        60.0%
 B2/B/B
--------------------------------------------------------------------------------
 B3/B-/B-                            45.0%                        55.0%
--------------------------------------------------------------------------------
 Below B3/B-/B- or Not Rated         25.0%                        35.0%
--------------------------------------------------------------------------------

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